UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 1, 2013

ARLINGTON ASSET INVESTMENT CORP.

(Exact name of Registrant as specified in its charter)

Virginia	54-1873198	001-34374
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)	(Commission File Number)

1001 Nineteenth Street North

Arlington, VA 22209

(Address of principal executive offices) (Zip code)

(703) 373-0200

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 1, 2013, Arlington Asset Investment Corp. (the “Company”) completed its previously announced offering of $25,000,000 principal amount of the Company’s 6.625% Senior Notes due 2023 (the “Notes”). The Notes were sold pursuant to an effective Registration Statement on Form S-3 (File No. 333-171537) which was declared effective by the Securities and Exchange Commission on January 20, 2011 (the “Registration Statement”). The Notes were issued pursuant to the First Supplemental Indenture (the “First Supplemental Indenture”), dated as of May 1, 2013, by and between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The First Supplemental Indenture supplements the Indenture entered into by and between the Company and the Trustee, dated as of May 1, 2013 (the “Base Indenture” and, together with the First Supplemental Indenture, the “Indenture”).

The Notes are senior unsecured obligations of the Company and rank equally with all of the Company’s other existing and future senior unsecured indebtedness and will be senior to its existing and any future indebtedness expressly made subordinate to the Notes. The Notes will be effectively subordinated to all of the Company’s existing and future secured indebtedness, including all of its obligations under repurchase agreements relating to mortgage-backed securities it owns (to the extent of the value of the assets securing such indebtedness) and structurally subordinated to all existing and future liabilities and preferred stock claims of third parties of the Company’s subsidiaries, including trade payables. The Notes bear interest at the rate of 6.625% per annum. Interest on the Notes is payable quarterly in arrears February 1, May 1, August 1 and November 1 of each year, commencing on August 1, 2013. The Notes will mature on May 1, 2023.

The Company may, at its option, at any time and from time to time, on or after May 1, 2016, redeem the Notes in whole or in part upon not less than 30 days’ nor more than 60 days’ written notice by mail prior to the date fixed for redemption thereof, at a redemption price equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest payments otherwise payable for the then-current quarterly interest period accrued to the date fixed for redemption. On and after any redemption date, interest will cease to accrue on the redeemed Notes. If the Company is redeeming less than all of the Notes, the Trustee will select the Notes to be redeemed by such method as the Trustee deems fair and appropriate.

The Indenture contains customary events of default and cure provisions. If an uncured default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Notes may declare the Notes to be immediately due and payable.

The foregoing description of the Base Indenture, First Supplemental Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture, First Supplemental Indenture and the form of Notes, copies of which are attached to this Current Report on Form 8-K as Exhibits 4.1, 4.2 and 4.3, respectively, and are incorporated herein by reference and into the Registration Statement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Notes and the Indenture set forth in Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Base Indenture, dated as of May 1, 2013, between the Company and Wells Fargo Bank, National Association, as Trustee.

4.2	First Supplemental Indenture, dated as of May 1, 2013, between the Company and Wells Fargo Bank, National Association, as Trustee.

4.3	Form of 6.625% Senior Notes due 2023.

5.1	Opinion of Hunton & Williams LLP.

23.1	Consent of Hunton & Williams LLP to the filing of Exhibit 5.1 herewith (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ARLINGTON ASSET INVESTMENT CORP.

Date: May 1, 2013	By:	/s/ Kurt R. Harrington
	Name:	Kurt R. Harrington
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Base Indenture, dated as of May 1, 2013, between the Company and Wells Fargo Bank, National Association, as Trustee.

4.2	First Supplemental Indenture, dated as of May 1, 2013, between the Company and Wells Fargo Bank, National Association, as Trustee.

4.3	Form of 6.625% Senior Notes due 2023.

5.1	Opinion of Hunton & Williams LLP.

23.1	Consent of Hunton & Williams LLP to the filing of Exhibit 5.1 herewith (included in Exhibit 5.1).